Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") is dated as of this 13th day of December, 2016, by and among by and among ERIE INDEMNITY COMPANY, a Pennsylvania corporation (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION, (the "Lender").
W I T N E S S E T H:
WHEREAS, the Borrower and the Lender entered into that certain CREDIT AGREEMENT, dated November 7, 2016 (as may be further amended, modified, supplemented, extended, renewed or restated from time to time, the "Credit Agreement"); and
WHEREAS, the Borrower desires to amend certain provisions of the Credit Agreement, and the Lender agrees to permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.    All capitalized terms used, but not defined herein, shall have the same meanings given to such term in the Credit Agreement.
2.    Section 3.1 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans at the Fixed Rate computed (i) during the Draw Period, on the basis of the actual number of days elapsed over a year of 360 days and (ii) upon the expiration of the Draw Period, on the basis of 30 days elapsed over a year of 360 days. If at any time the designated rate applicable to any Loan made by the Lender exceeds the Lender's highest lawful rate, the rate of interest on the Loan shall be limited to the Lender’s highest lawful rate.

3.    Section 7.1.10 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
The Borrower shall maintain (a) at all times during the Draw Period, Collateral Value of not less than one hundred five percent (105%) of the Commitment, and (b) at all times after the expiration of the Draw Period, Collateral Value of not less than one hundred five percent (105%) of the outstanding principal amount of the Term Loan; provided that, (1) if at any time during the Draw Period (A) the Debt Service Coverage Ratio of the Borrower and its Subsidiaries is less than 1.00 to 1.00 and (B) the Cash Ratio of the Borrower and its Subsidiaries is less than 2.50

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to 1.00 (each such event referred to herein as a "Collateral Value Increase Event"), then the Borrower shall be required to maintain Collateral Value of not less than one hundred fifteen percent (115%) of the Commitment, and (2) if a Collateral Value Increase Event occurs after the expiration of the Draw Period, then the Borrower shall be required to maintain Collateral Value of not less than one hundred fifteen percent (115%) of the outstanding principal amount of the Term Loan; provided further that, if at any time the Collateral Value is less than the amount required above (the amount of such shortage, the "Collateral Shortfall"), an Event of Default shall occur unless within three (3) Business Days of the date the Collateral Shortfall occurred no Collateral Shortfall exists as a result of (i) a change in the Collateral Value due to market fluctuations, and/or (ii) a deposit of additional securities comprising Eligible Collateral into the Collateral Account.

4.    Section 7.1.12 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
The Collateral Value requirements set forth in Section 7.1.10 [Collateral Value] must be maintained for so long as the Borrower may borrow under this Agreement and until payment in full of the Note, interest thereon, and all fees and other Obligations of the Borrower including, but not limited to, during any Delinquency Proceeding. In the event of a Delinquency Proceeding that occurs during the Draw Period, the parties agree that, for purposes of Section 221.43 of the Suspension of Business-Involuntary Dissolutions Article of the Insurance Act, 40 P.S. §221.1 et seq., the value of the Collateral must be equal to at least one hundred fifteen percent (115%) of the Commitment. In the event of a Delinquency Proceeding that occurs after the expiration of the Draw Period, the parties agree that, for purposes of Section 221.43 of the Suspension of Business-Involuntary Dissolutions Article of the Insurance Act, 40 P.S. §221.1 et seq., the value of the Collateral must be equal to at least one hundred fifteen percent (115%) of the outstanding principal amount of the Term Loan.

5.    This First Amendment shall be effective on the date hereof, subject to the satisfaction of the following conditions precedent:
(a)    the execution and delivery to the Lender of this First Amendment by the Borrower and the Lender;
(b)    the truth and accuracy of the representations and warranties contained in Section 6 hereof; and

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(c)    immediately after giving effect to this First Amendment, no Event of Default shall have occurred and be continuing or arise as a direct result of the effectiveness of this First Amendment.
6.    The Borrower represents and warrants to the Lender that:
(a)    all representations and warranties made by it under the Loan Documents are true, correct and complete in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification), on and as of even date herewith or, in the case of a representation or warranty stated to be made as of an earlier date, such earlier date;
(b)    the Borrower has the full power to enter into, execute, deliver and carry out this First Amendment and all such actions have been duly authorized by all necessary proceedings on its part;

(c)    neither the execution and delivery of this First Amendment by the Borrower nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof by it will conflict with, constitute a default under or result in any breach of the terms and conditions of its certificate or articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or any material Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which it is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower;

(d)    this First Amendment has been duly and validly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability of this First Amendment may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance and general concepts of equity; and

(e)    on and as of the date hereof, no Event of Default exists immediately prior to or after giving effect to the amendments contemplated hereby.
7.    On the day and year first written above, the Borrower hereby reaffirms (i) its grant of a security interest and lien on all of the Collateral in favor of the Lender, subject to no other Liens

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(other than Permitted Liens) and (ii) its Obligations under the Credit Agreement, as amended by this First Amendment, and the other Loan Documents to which it is a party.
8.    From and after the date hereof, each reference to the Credit Agreement that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. This First Amendment shall be considered a Loan Document.
9.    The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.
10.    This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.
11.    The illegality or unenforceability of any provision of this First Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
12.    This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or relating to this First Amendment.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, by their officers thereunto duly authorized, have executed this First Amendment on the day and year first above written.

BORROWER:
ERIE INDEMNITY COMPANY, a Pennsylvania corporation By: /s/ Robert W. McNutt Name: Robert W. McNutt Title: Vice President & Treasurer

LENDER:
PNC BANK, NATIONAL ASSOCIATION, as the Lender By: /s/ James F. Stevenson Name: James F. Stevenson Title: Regional President

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